                                                                    EXHIBIT 10.1


                             VOTING AGREEMENT (3TEC)

     VOTING AGREEMENT (this "Agreement") dated as of February 2, 2003, by and among Plains Exploration & Production Company, a Delaware corporation ("PXP"), 3TEC Energy Corporation, a Delaware corporation ("3TEC"), EnCap Energy Capital Fund III-B, L.P., EnCap Energy Capital Fund III, L.P., BOCP Energy Partners, L.P., and Energy Capital Investment Company PLC (together with EnCap Energy Capital Fund III-B, L.P., EnCap Energy Capital Fund III, L.P. and BOCP Energy Partners, L.P., the "EnCap Entities"), Sable Management, L.P. ("Sable"), and James C. Flores (with the EnCap Entities and Sable, each a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, each Stockholder desires that 3TEC, PXP Gulf Coast, Inc., a Delaware corporation and wholly-owned subsidiary of PXP ("Merger Sub"), and PXP, enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; undefined capitalized terms herein are defined in the Merger Agreement) providing for the merger of 3TEC with and into Merger Sub (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder is executing this Agreement as an inducement to 3TEC to enter into and execute the Merger Agreement; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, PXP is entering into a voting agreement with certain 3TEC stockholders under which such parties have, among other things, agreed to support the Merger upon the terms and conditions set forth therein.

     NOW, THEREFORE, in consideration of the execution and delivery by 3TEC of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties.

     (a) Each Stockholder severally represents and warrants to 3TEC as follows:

          (i) Such Stockholder is the record and beneficial owner of that number of shares of capital stock of PXP set forth opposite such Stockholder's name on Schedule A (together with any other shares of other capital stock of PXP acquired after the date hereof including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which such Stockholder is the record or beneficial owner, of capital stock of PXP or options, warrants or other rights (whether or not contingent) to acquire such shares of capital stock of PXP that are or may be entitled to vote on the Merger or the Merger Agreement at any meeting of PXP's Stockholders called to vote upon the Merger or the Merger Agreement. Such Stockholder has the sole right to vote and Transfer (as defined herein) the Subject Shares set forth opposite its name on Schedule A, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except (A) as provided by this Agreement (it being understood that any pledge of the Pledged Shares (as defined below) shall not be a breach of this representation) and (B) those arising under applicable securities laws. Such Stockholder has all requisite power and authority, and, if such Stockholder is a natural person, the legal capacity, to enter into this Agreement and to perform its obligations hereunder. To the extent that such Stockholder is an entity and not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

          (ii) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) if such Stockholder is an entity, any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind (other than as may relate to the Pledged Shares but subject to the proviso set forth in (iv) below) to which such Stockholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B), as would not prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by such Stockholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Subject Shares, except (x) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder.

          (iii) If the Stockholder is married and the Subject Shares of the Stockholder constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms, subject to the Enforceability Exceptions.

          (iv) The Subject Shares and the certificates representing such Subject Shares are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for (A) any such encumbrances arising hereunder, or (B) any such encumbrances arising pursuant to the pledge of any Subject Shares by such Stockholder to a financial institution or a brokerage firm (the "Pledged Shares"); provided, however, that such Stockholder represents that any such arrangement regarding such Pledged Shares shall not prevent, delay or otherwise materially impair such Stockholder's ability to execute and deliver this Agreement or perform its obligations hereunder and such Stockholder shall use his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with Section 2.

          (v) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

          (vi) Such Stockholder understands and acknowledges that 3TEC is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     (b) 3TEC represents and warrants to each Stockholder and PXP that the execution and delivery of this Agreement by 3TEC and the consummation by 3TEC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of 3TEC.

     (c) PXP represents and warrants to each Stockholder and 3TEC that the execution and delivery of this Agreement by PXP and the consummation by PXP of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PXP.

     2. Voting Agreements. During the Term (as defined below) of this Agreement, at any meeting of stockholders of PXP or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, each Stockholder shall, including by executing a written consent solicitation if requested by 3TEC, vote (or cause to be voted) the Subject Shares: (a) in favor of the Merger, the adoption by PXP of the Merger Agreement and the approval of the terms thereof and each of the other Transactions and (b) against any transaction, agreement, matter or PXP Acquisition Proposal that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the Merger Agreement.

     3. Irrevocable Proxy. Each Stockholder hereby appoints 3TEC as its proxy to vote all of such Stockholder's Subject Shares at any meeting of stockholders of PXP (including any adjournments and postponements thereof) on the matters described in Section 2, and to execute and deliver any written consents to fulfill such Stockholder's obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the end of the Term.

     4. Revocation of Other Proxies. To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Subject Shares.

     5. Other Covenants. Each Stockholder severally agrees with, and covenants to, 3TEC during the Term of this Agreement as follows: such Stockholder shall not after the date hereof (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement with respect to any

Transfer of any or all of the Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, that any such Stockholder may Transfer any of the Subject Shares to an affiliate of such Stockholder (provided such affiliates evidences in a writing reasonably satisfactory to the other parties hereto such affiliate's agreement to the terms hereof) or any other Stockholder who is on the date hereof or hereafter becomes a party to this Agreement; provided, further, that the restrictions in this Section 5 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of stock options or warrants; and provided, further, that a pledge of Pledged Shares made in accordance with Section 1(a)(iv) shall not be deemed to be a violation of the restrictions in this Section 5.

     6. Certain Events. This Agreement and the obligations hereunder shall attach to each Stockholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of PXP affecting the Subject Shares or the acquisition of additional shares of Subject Shares or other voting securities of PXP by any Stockholder, the number of Subject Shares listed on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Subject Shares or other voting securities of PXP issued to or acquired by such Stockholder.

     7. Stop Transfer. PXP shall not register the transfer of any certificate representing any Subject Shares, unless such transfer is made to 3TEC or otherwise in compliance with this Agreement.

     8. Stockholder Capacity. No person executing this Agreement (or an affiliate thereof) who is or becomes during the Term a director of PXP makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

     9. Further Assurances. Each Stockholder shall, upon request of 3TEC, execute and deliver any additional documents and take such further actions as may reasonably be deemed by 3TEC to be necessary or desirable to carry out the provisions hereof.

     10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (i) the Effective Time of the Merger, or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms (such period from the date hereof until such termination is referred to herein as the "Term"); provided, however, that (x) Section 12 shall survive any termination of this Agreement and (y) termination of this Agreement pursuant to clause (ii) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination.

     11. Miscellaneous.

     (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to 3TEC or PXP, to the appropriate address set forth in Section 11.1 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A.

     (b) Each Party submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each Party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     (c) Each Party appoints RLF Service Corp., One Rodney Square, Wilmington, Delaware 19801 as their agent to receive on their behalf service of copies of the summons and complaint and any other process that might be served in an dispute or action (the "Process Agent"). Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
Section 11(a) or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 11(a).

     (d) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of 3TEC, PXP and such Stockholder and delivered to 3TEC, PXP and such Stockholder.

     (f) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than 3TEC) any rights or remedies hereunder.

     (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (h) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 5. Any assignment in violation of the foregoing shall be void.

     (i) As between any Stockholder and 3TEC, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it may be entitled at law or in equity.

     (j) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (k) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, 3TEC, PXP, and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                   PLAINS EXPLORATION & PRODUCTION COMPANY


                                   By:
                                      ------------------------------------------
                                   Name: James C. Flores
                                   Title: Chief Executive Officer

                                   3TEC ENERGY CORPORATION

                                   By:
                                      ------------------------------------------
                                   Name: Floyd C. Wilson
                                   Title: Chief Executive Officer

                                   STOCKHOLDERS:

                                   SABLE MANAGEMENT, L.P.
                                   By: Sable Management, LLC,
                                       its general partner

                                   By:
                                      ------------------------------------------
                                   Name:  James C. Flores
                                   Title: Member


                                   ---------------------------------------------
                                   James C. Flores

                                   ENCAP ENERGY CAPITAL FUND III, L.P.

                                   By: ENCAP INVESTMENTS L.L.C.,
                                       General Partner

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: Managing Director


                   [Signature Page to 3TEC Voting Agreement]

                                   ENCAP ENERGY FUND III-B, L.P.

                                   By:      ENCAP INVESTMENTS L.L.C.,
                                            General Partner

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: Managing Director

                                   BOCP ENERGY PARTNERS, L.P.

                                   By:      ENCAP INVESTMENTS L.L.C.,  Manager

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: Managing Director

                                   ENERGY CAPITAL INVESTMENT COMPANY PLC

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:   Authorized Representative



                [Signature Page to 3TEC Voting Agreement Cont.]

                                   SCHEDULE A

              Stockholder Name and Address                        Common Stock                 Other Securities
              ----------------------------                        ------------                 ----------------
EnCap Energy Capital Fund III-B, L.P.                             593,864                            -0-
1100 Louisiana Street
  Suite 3150
  Houston, TX 77002
  Attn:  Managing Director

EnCap Energy Capital Fund III, L.P.                               785,455                            -0-
1100 Louisiana Street
Suite 3150
Houston, TX 77002
Attn:  Managing Director

BOCP Energy Partners, L.P.                                        192,134                            -0-
1100 Louisiana Street
Suite 3150
Houston, TX 77002
Attn:  Managing Director

Energy Capital Investment Company, PLC                            277,275                            -0-
c/o EnCap Investments, LLC
1100 Louisiana Street
Suite 3150
Houston, TX 77002
Attn:  Managing Director

Sable Management, L.P.                                          1,082,000                            -0-
c/o Plains Exploration & Production Company
500 Dallas Street, Suite 700
Houston, Texas  77002-4804

James C. Flores                                                       100                  82,500 Restricted Shares
c/o Plains Exploration & Production Company
500 Dallas Street, Suite 700                                                                    1,425,000 SARs
Houston, Texas  77002-4804
TOTAL                                                           2,930,828

                                       9